Sagoon

> We have a vision of a world where **everyone makes money** while they socialize.



Govinda Giri
Founder

Dear **User**,

My name is Govinda - founder of Sagoon (www.sagoon.com), a social commence platform where everyone will make money while socializing.

LAUNCHING
REG A+
MINI
IPO

Today, I want to share a good news with you. All your friends who are using Sagoon stand the first chance to express their interest to become an early-stage shareholder of Sagoon. Thanks to the one who invited you to join Sagoon, the same opportunity is valid for you too.

Please note, we are launching Reg A+ exempt public offering in the coming months. It means general public including you and everyone in your network will have a chance to invest in this funding round. Currently, we are accepting "indications of interest" from potential investors.

Sign Up & Express Your Interest

THE BRIEF STORY ABOUT OUR JOURNEY SO FAR

My life journey started with a small village in Nepal and took me all the way to Washington DC.

I still remember my old days when I fought with my grandmother to go for higher studies in Kathmandu. For a boy coming from a conservative family, who was expected to milk cows and help in other household chores, shifting to the capital city was not easy. But I did it and successfully completed my graduation.





Then, I migrated to United States of America to study computer science and even worked as a cook in a restaurant to pay my tuition fee. Finally, I started working at the Pentagon, Department of Defense, as an IT engineer. Now I had a good job, a beautiful home and lovely family.

Life was happy until the time I realized that this monotonous job was not what I wanted to do. I had a dream to do something BIG. I decided to quit my job and choose the difficult path of following my dreams. But I knew that I would face a lot of constraint from family and friends, so I lied to them that I got **'terminated'**.




Sagoon
Sagoon

I set up an office in the corner of my basement and started building Sagoon from scratch. Over time, I built a small team in India and formally **launched Sagoon V1 in Washington DC and New Delhi.** This happiness got doubled when we successfully launched **Sagoon V2 in Nepal** with people from all over the world showing so much love and support.

Today, we have grown from one team member to more than **20 passionate team members** (part time/full time). Even the number of our registered users has increased to around half a million in over **100 countries.**



Sagoon
Launching Online **IPO**

The next exciting event we are going to announce is the launch of public offering (Mini-IPO); it is something that I had been waiting for since 2012. I always wanted to offer this investment opportunity to all our Sagoon fans and supporters, so you get the entire package of benefits that Sagoon aims to share.

Sign Up & Indicate Your Interest

In case, there is anything you want to ask me regarding this investment opportunity, please don't hesitate to write at govinda@sagoon.com or call **703/762-6560**.

Best Regards,
Govinda and Sagoon Team

Sagoon

> We are developing one of the first platforms where **everyone will make money** while socializing.



Govinda Giri
Founder

Do you want to be a part of this revolutionary platform?
If yes, we have a good news

Sagoon
Launching Online IPO

We are launching **Reg A+ exempt public offering** in the coming months. It means general public including you and everyone in your network will have a chance to invest in this funding round. Currently, we are accepting "indications of interest" from potential investors from all over the world. Go ahead and express your interest; it doesn't even cost a rupee.

Express Your Interest

In case, there is anything you want to ask me regarding this investment opportunity, please don't hesitate to write at govinda@sagoon.com or call **703/762-6560**.



Best Regards,
Govinda and Sagoon Team

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT
AT: https://www.sec.gov/Archives/edgar/data/1639953/000114420416133001/0001144204-16-133001-index.htm

Sagoon

“ We have a vision of a world where **everyone will make money** while they socialize.

Learn More


Govinda Giri - Founder

Do you want to be a part of this revolutionary platform?

If yes, we have a good news

Sagoon

Launching Online IPO

We are launching **Reg A+ exempt public offering** in the coming months. It means general public including you and everyone in your network will have a chance to invest in this funding round. Currently, we are accepting “indications of interest” from potential investors from all over the world. Go ahead and express your interest; it doesn’t even cost a rupee.

Express Your Interest

In case, there is anything you want to ask me regarding this investment opportunity, please don't hesitate to write at govinda@sagoon.com or call **703/762-6560**.



Best Regards,
Govinda and Sagoon Team

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT
AT: https://www.sec.gov/Archives/edgar/data/1639953/000114420416133001/0001144204-16-133001-index.htm

1980 Teasel Ct Woodbridge, VA 22192, USA

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Sagoon

Dream big & make it happen

Show interest to co-own Sagoon, the next BIG thing in social media

Learn More

Sagoon is launching Reg A+ exempt public offering in the coming months. It means general public including you and everyone in your network will have a chance to invest and co-own this social media startup. Currently, the company is accepting "indications of interest" from the general public and will start accepting live investment once it is qualified by the US Securities and Exchange Commission.

1000
Number of people indicated interest
know more

$1.4 mn
Amount received in indicated interest
know more

47
Days left to indicate interest
know more

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT .

AT: https://www.sec.gov/Archives/edgar/data/1639953/000114420416133001/0001144204-16-133001-index.htm

Sagoon


"If a man says he is not afraid of dying,
he is either lying or is a **Gurkha**."
Field Marshal Sam Manekshaw
(Indian Chief of Army Staff)

Dear {{User}},

As we all know, we are Gurkhas – world's most respected warriors and winners!

The world knows us mostly for our bravery in the battlefield but not much for our excellence in the field of business or innovation. Now the time has come to prove to the world that we can achieve outstanding success in boardrooms and Silicon Valley, similar to what our Gurkha brothers did in the battlefields around the globe.

I have a dream to make all Nepalis proud by changing the lives of people all over the world with our knowledge and ideas. For that, I have already made an effort by launching "Sagoon" - a high-tech social global platform that has the potential to transform the world. Soon, we are also launching a Mini-IPO to go one step closer to achieve this dream.

Today, I request all NRNA friends, who share a similar vision for Nepal and Nepalis, to join hands by supporting Sagoon in any way possible. It is one of the few global products envisioned by a Nepali. And I believe, if we work together, we can write an important chapter in the field of business and innovation that fundamentally changes how we socialize online.

LEARN MORE

You might also want to take a look at what major media houses in Nepal are writing about the Mini-IPO we are going to launch.

सेतोपाटी | nagariknews | रातोपाटी
imagekhabar.com | ekantipur | The Himalayan

In the meantime, feel free to call me at 703/762-6560 or via email at govinda@sagoon.com

I sincerely appreciate your support in making Sagoon a reality.

Govinda Giri,
Founder,
Sagoon Inc.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT .
AT: https://www.sec.gov/Archives/edgar/data/1639953/000114420416133001/0001144204-16-133001-index.htm